                                                                    EXHIBIT 99.4



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                                SUPPLY AGREEMENT

                                 BY AND BETWEEN

                               AGERE SYSTEMS INC.

                                       AND

                               PROXIM CORPORATION

                           DATED AS OF AUGUST 5, 2002

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                                TABLE OF CONTENTS


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1.    DEFINITIONS                                                                        1
2.    TERM OF THE AGREEMENT                                                              4
3.    SCOPE OF THE AGREEMENT                                                             4
4.    SCHEDULES                                                                          7
5.    SUPPLIER'S RESPONSIBILITIES                                                        8
6.    EXPORT CONTROL                                                                     8
7.    ELECTRONIC DATA INTERCHANGE                                                        9
8.    ORDERS                                                                             9
9.    BLANKET PURCHASE ORDERS                                                            9
10.   FLEXIBLE DELIVERY ARRANGEMENTS                                                    10
11.   SHIPPING                                                                          10
12.   FORECASTS                                                                         10
13.   PRICES                                                                            10
14.   BENCHMARKING                                                                      10
15.   PRICE REVISION                                                                    11
16.   DUTIES AND TAXES                                                                  11
17.   PAYMENT TERMS                                                                     11
18.   DELIVERY, TITLE AND RISK OF LOSS                                                  12
19.   PRODUCT MAKEUP AND CHANGES; DISCONTINUATION                                       12
20.   LICENSE TO LICENSED MATERIALS                                                     13
21.   RESCHEDULING OR TERMINATION OF ORDERS                                             15
22.   DELIVERY INTERVAL                                                                 16
23.   WARRANTIES AND WARRANTY EXCLUSIONS                                                16
24.   REPAIRS NOT COVERED UNDER WARRANTY                                                19
25.   INDEMNITY                                                                         20
26.   INTELLECTUAL PROPERTY INDEMNITY                                                   20
27.   TRADEMARKS AND OTHER INDICIA                                                      21
28.   CONFIDENTIALITY                                                                   22
29.   TERMINATION; EXPIRATION OF AGREEMENT                                              23
30.   EXCLUSIVE REMEDIES; LIMITATION OF LIABILITY                                       24
31.   MEDIATION; DISPUTE RESOLUTION                                                     25
32.   INSURANCE AND INDEMNIFICATION BY SUPPLIER                                         25
33.   RESELLER CUSTOMERS                                                                26
34.   CUSTOMS DUTY DRAWBACK                                                             26
35.   FOB                                                                               27
36.   ADDITIONAL PROVISIONS                                                             27
37.   COMPLIANCE WITH LAWS                                                              27
38.   MISCELLANEOUS                                                                     27

SCHEDULE 3 - PRODUCTS AND PRICE SCHEDULE                                                33
SCHEDULE 4 - INTERNATIONAL TERMS                                                        35
SCHEDULE 20A - LIMITED USE SOFTWARE LICENSE AGREEMENT                                   41

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SCHEDULE 20B - LIST OF FIRMWARE                                                         41
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                                      -3-
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                               SUPPLY AGREEMENT

        THIS SUPPLY AGREEMENT (this "Agreement"), dated as of August 5, 2002 (the "Effective Date"), is by and between Agere Systems Inc., a Delaware corporation ("Agere" or "Supplier"), and Proxim Corporation, a Delaware corporation ("Buyer").

                                 R E C I T A L S

        A. WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated as of June 14, 2002 (the "Purchase Agreement"), pursuant to which Agere is selling, and Buyer is acquiring, Agere's ORiNOCO Business (as defined in the Purchase Agreement);

        B. WHEREAS, in connection with the purchase and sale of the ORiNOCO Business, Buyer seeks to appoint Agere, and Agere desires to be so appointed, as Buyer's supplier of the products specified herein on the terms and conditions set forth herein; and

        C. WHEREAS, in furtherance of the foregoing transaction, Agere and Buyer desire to enter into this Agreement to provide for certain commercial transactions between the Parties as described herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

        For the purposes of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

        "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

        "Authorized Provider" shall mean (1) any of Supplier's authorized distributors, dealers and similar entities, which may include Supplier's Affiliates to which Supplier may assign or subcontract all or part of an Order for Products, Licensed Materials or services; or (2) any Person who executes an LOA and who, by doing so, agrees to be bound by the terms and conditions of this Agreement, except as modified or exempted by the relevant LOA.

        "Buyer's Products" shall mean products designed, produced, marketed, and distributed by Buyer that contain or incorporate the Products provided under this Agreement.

        "End User" means (i) with respect to Software and Licensed Material, any third party to whom Buyer or a Sublicensee of Buyer has granted rights to use, but not to sublicense, Licensed Materials, and (ii) with respect to Products, a third party who purchases Products primarily for use by such third party or inclusion by such third party in networks or systems produced and sold by such third party, and not for resale.

        "Firmware" means Software embedded with Product hardware that is not directly accessible by and cannot be loaded onto, removed from or altered by End Users of such hardware.

        "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        "Information" means information, whether or not patentable or copyrightable, in written, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        "Licensed Materials" means any Software and Related Documentation offered under this Agreement for which a license to use, sublicense, modify, or distribute is granted under the terms and conditions of this Agreement. The term Licensed Materials includes any third-party provided Software and Related Documentation to which Supplier has sub-licensing rights and that are incorporated into Supplier's Licensed Material.

        "LOA" shall mean a Letter of Acceptance substantially in the form attached hereto as Exhibit 1 to Schedule 4 to be used by a Non-U.S. Ordering Company for the purpose of placing Orders outside of the United States.

        "Non-U.S. Ordering Company" shall mean any Affiliate of Buyer located outside the United States who has entered into a LOA with the appropriate Supplier Entity in the same geographic area and is therefore authorized to order Products, Licensed Materials or Services under this Agreement.

        "Object Code" shall mean any compiled, assembled, or machine-executable version of the Software, or any part thereof.

"Order" shall refer to a written order for the provision of Products, Licensed Materials or services pursuant to this Agreement, including Blanket Purchase Orders as specified in Section 9.

        "Ordering Company" shall refer to Buyer, any Affiliate of Buyer, or a Non-U.S. Ordering Company that places an Order under this Agreement or an applicable LOA.

        "Party" shall refer to either Agere or Buyer; "Parties" shall refer to Agere and Buyer collectively.

        "Products" means systems, equipment, chip sets, assemblies and parts thereof, offered under this Agreement and described in Schedules 3, but does not include Software.

        "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

        "Price Schedule" shall mean the prices for the Products and Licensed Materials listed in Schedule 3.

        "Related Documentation" means materials in any form useful in connection with Products of Software and/or its use including, but not limited to any description, specification, listing, flow chart or mode of operation of such Products or Software (including methods and concepts used therein).

        "Reseller Customer" means a customer of Buyer who has an agreement with Buyer to distribute or resell any of the Products, Licensed Materials or services to End User customers.

        "Software" means the programs, routines and symbolic languages that control the functioning of Product hardware, including all Firmware, regardless of the form, whether such Software is provided separately or bundled with or embedded within such hardware. "Software" may be contained in any medium whatsoever but shall not be read to mean or include such medium.

        "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

        "Sublicensee" means any third party to whom Buyer or another sublicensee grants rights to use and sublicense Licensed Materials.

        "Supplier Entity" shall mean Supplier or an Affiliate or Authorized Provider in a given geographical area that has executed a LOA with Buyer or a Non-U.S. Ordering Company. Unless a LOA is executed by a Supplier Entity in a particular geographical area outside the United States, this Agreement does not cover that Supplier Entity; provided, however, that absence of a LOA does not preclude export in compliance with the applicable United States export control laws and the laws of Buyer's or Supplier's geographic location. Unless the context indicates otherwise, any reference to Supplier in this Agreement shall constitute a reference to the applicable Supplier Entity.

        "United States" means the fifty (50) states comprising the United States of America and the District of Columbia.

2. TERM OF THE AGREEMENT

        The term of this Agreement shall commence on the Effective Date and shall expire on the third (3rd) anniversary of the Effective Date, unless earlier terminated in accordance with the provisions hereof (the "Term"). The Term may be extended for additional one (1) year periods upon the mutual written agreement of the Parties. The rights and obligations of the Parties which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

3. SCOPE OF THE AGREEMENT

        (a) This Agreement contemplates that Buyer will buy on an as ordered basis from Agere certain Products and Licensed Materials as set forth in
Schedule 3. Subject to Buyer's existing commitments, each of Buyer and Supplier agree that, through the Term, to the extent Buyer is able to purchase Products from Supplier consistent with Buyer's future designs at levels of price, quality, quantity and service that are competitive with the levels obtainable by Buyer in an arm's length transaction with third Parties, Supplier shall be a preferred supplier of such Products and related Licensed Materials to Buyer and Buyer shall use commercially reasonable efforts to purchase such Products from Supplier to the exclusion of other vendors and suppliers.

        (b) Under the terms and conditions of this Agreement, Agere shall sell to Buyer, for (i) the purpose of incorporation of Product(s) or Licensed Material(s) into Buyer's finished products for sale or resale to End User customers or to Reseller Customers or for use as spares or replacement parts for such finished products ("OEM Sale"); (ii) sales in which the Product(s) or Licensed Material(s) is resold or sublicensed as part of Bundled Offers by Buyer to End User customers and/or to Reseller Customers or for use as spares or replacement parts for such offers ("Value Added Resale" or "VAR"); or (iii) such other uses or projects to which the Parties may agree in writing. For purposes of (ii) above, a "Bundled Offer" is a product offering made by Buyer to its End User customers and/or Reseller Customers consisting of the Products or Licensed Materials combined with other products or services provided by Buyer, the combination of which will add additional value to End Users of the Products or Licensed Materials. Stand alone resale of the Products or Licensed Materials which does not constitute an OEM Sale or a Value Added Resale is prohibited, except as expressly permitted herein including but not limited to provision of spares or replacement parts in connection with a sale permitted hereunder, or as the Parties may otherwise agree in

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writing.

        (c) The only Products and Licensed Materials covered by this Agreement are those (i) listed on Schedule 3 and/or explicitly stated herein and all improvements, updates, or upgrades to such Products and Licensed Materials that are released to the market by Supplier during the Term, or (ii) offered by Supplier to Buyer under this Agreement by other written notice. Agere may add to
Schedule 3 at any time, provided that Buyer agrees in writing to the addition of new Products or Licensed Materials.

        (d) Buyer and any of its Affiliates in the United States may place or enter into Orders under this Agreement for the procurement of Products or Licensed Materials in the United States.

        (e) In the event that Buyer, or Buyer's designated contract manufacturer, wants to procure Products and/or Licensed Materials outside the United States, the following procedures shall apply:

            (1) Prior to submitting or entering into an Order under this Agreement, the Non-U.S. Ordering Company and the relevant Supplier Entity shall sign a LOA committing them to utilize the terms and conditions of this Agreement in any forthcoming procurement of Products or Licensed Materials in their location, subject to any modified, additional, or deleted terms as set forth in the LOA. Each LOA shall state the Supplier Entity, the Non-U.S. Ordering Company, the applicable Products and Licensed Materials, and the geographical area to which it applies. Each LOA will incorporate by reference the master terms and conditions of this Agreement, the additional international terms set forth in Schedule 4 (International Terms), and will specify any agreed upon changes required by local law, local operational practice, the availability or variation of services for the geographical area, or any other in-country needs or concerns. Such additional terms may include, but shall not be limited to: currency in which payment is to be made, taxes, delivery terms, passage of title, importer of record, in-country installation and maintenance requirements, or choice of law, and handling of disputes as well as operational changes (e.g, lead times, response times, service support plans and offerings, etc.). Notwithstanding the foregoing, the Parties intend that the terms and conditions of the Agreement, as supplemented and/or modified by Schedule 4, shall apply except with respect to those mutually agreed upon provisions which are required to address (1) local laws/regulations or (2) operational issues resulting from transacting in the particular country identified in the relevant LOA. Each LOA shall be deemed a separate contract between the Parties who sign it, and each Party identified in such LOA shall look only to the other for performance of their respective obligations under such LOA and any Order placed pursuant to it. Once a LOA has been executed by the relevant Parties, multiple Orders may be placed under such LOA.

            (2) For deliveries outside of the United States only: (i) should there be a conflict between the terms and conditions of a LOA and this Agreement (including the applicable International Terms set forth in Schedule 4), the terms of the LOA shall prevail;

and (ii) should there be a conflict between the terms and conditions of this Agreement and the International Terms, the International Terms shall prevail. Once a LOA for a specific geographic area is executed between a Non-U.S. Ordering Company and a Supplier Entity Parties, Orders may be placed under the LOA following the procedures set forth herein (unless modified or amended by the relevant LOA). In the event of a conflict between the terms of a LOA or this Agreement and an Order, the terms of the Order shall prevail, provided the terms of the Order have been approved in writing by authorized representatives of the Parties.

        (f) It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Buyer any or all Products, Licensed Materials or services of the type described in this Agreement which Buyer may require, nor requires the purchase of any Products, Licensed Materials or services from Supplier by Buyer. It is, therefore, understood that Buyer may contract with other manufacturers and suppliers for the procurement of comparable Products, Licensed Materials or services. In addition, Buyer shall at its sole discretion, decide the extent to which Buyer will market, advertise, promote, support, or otherwise assist in further offerings of the Products, Licensed Materials or services.

        (g) The relationship of the Parties under this Agreement shall be, and at all times remain, one of independent contractors and not that of franchiser and franchisee, joint ventures, or principal and agent. Neither Party shall have any authority to assume or create obligations on the other's behalf with respect to such Products or Licensed Materials, and neither Party shall take any action which has the effect of creating the appearance of its having such authority. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor.

        (h) Neither Party is, or shall hold itself out to be, the representative of the other. Buyer shall market the Products and Licensed Materials to customers on such terms and conditions as Buyer chooses, provided Buyer does not violate this Agreement.

        (i) In the event Buyer wishes to sell or license certain of Supplier's Products or Licensed Materials under Buyer's brands and marks, the following additional terms and conditions apply:

            (1) Supplier will affix Buyer's brands or marks to the Products, Licensed Materials, documentation, and packaging materials produced for Buyer pursuant to this Agreement ("Buyer Branded Materials"). It is expressly acknowledged that this Agreement shall not give Supplier any right, title or interest in or to Buyer's brands or marks and that any goodwill arising from any use or distribution of the Buyer Branded Materials shall inure solely to the benefit of Buyer. Buyer hereby grants Supplier a royalty free, non-exclusive, non-

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transferable worldwide license:

                (a) to duplicate and use Buyer's brands and marks for the limited purpose of marking Buyer Branded Materials (or having Buyer Branded Materials made by Supplier's suppliers); and

                (b) to market, sell, and distribute such Buyer Branded Materials exclusively to Buyer or to such Persons as directed to or authorized by Buyer.

            (2) To the extent applicable, Supplier will label Products or Licensed Materials as required by Part 68 of United States Federal Communications Commission rules, 47 C.F.R. Section 68.300. At the sole discretion of Supplier, certain Products, Licensed Materials, components, documentation, or packaging delivered to Buyer may also bear trade names, trademarks, trade devices, logos, codes, serial numbers, or other symbols of Supplier or of third Parties, or of any combination thereof (collectively "Other Marks"). Neither this Agreement nor the purchase and resale of Products or licensing of Licensed Materials containing such Other Marks shall give Buyer any right, title, interest, or privilege with respect to any of the Other Marks. Buyer shall not conduct business or market Products or Licensed Materials under any of the Other Marks or derivatives or variations thereof. Buyer may disclose that the Products are manufactured or produced by Supplier, but Buyer shall not directly or indirectly hold itself out as having any other relation to Supplier or to any of its affiliates. Buyer shall take all commercially reasonable steps to ensure that its dealers, distributors, and agents comply with all provisions of this Section. Notwithstanding the preceding, the presence of Other Marks shall not affect Buyer's rights to resell Products or sub-license Licensed Materials in accordance herewith.

            (3) With respect to Buyer's Branded Materials, except as expressly set forth in this Agreement, Buyer shall not, without Supplier's express written permission, use in advertising, publicity or otherwise any Supplier name, trademark, service mark or symbol, trade dress or any other indicia of origin. Buyer shall not represent that it is a dealer, distributor, supplier or agent of Supplier or that it is affiliated with, endorsed by, sponsored by or in any way connected with Supplier. Buyer shall not imply or state that it has any authority to bind Supplier or to modify Supplier's warranty.

4. SCHEDULES

        The following Schedules are incorporated by reference hereunto and form a part of this Agreement:

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               Schedule 3           Agere Products and Price Schedule
               Schedule 4           International Terms
               Schedule 20A         Supplier License Agreement
               Schedule 20B         List of Firmware

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5. SUPPLIER'S RESPONSIBILITIES

        Supplier agrees at all times:

         (a) to keep abreast and to keep Buyer abreast of any major developments in Supplier's industry and to promptly advise Buyer of any developments that might affect the production of any Product or Licensed Material under this Agreement or any Order placed hereunder.

        (b) to permit Buyer to review, inspect, and evaluate on a periodic basis (but not unreasonably frequently) Supplier's parts and supplies and Supplier's facilities.

        (c) to immediately notify Buyer's representative thereof and include all relevant information concerning the delay or potential delay if Supplier has knowledge that anything prevents or threatens to prevent the timely delivery of Products or Licensed Materials under this Agreement or an Order placed pursuant to this Agreement.

        (d) to provide timely notice to Buyer of improvements, updates, or upgrades to Products.

        (e) to manufacture the products in compliance with the requirements of ISO 9002.

        (f) to have an established system to allow traceability from production lots to material lots used in the production lot. This will allow traceability of specific defective material.

        (g) in the event of delinquent Product deliveries, Product shortages or shortfalls or periods of Product allocations, Supplier shall allocate available Product to Buyer in a fair and reasonable manner (e.g., on a pro rata basis based on historical purchases) relative to any and all of Supplier's similarly situated customers.

6. EXPORT CONTROL

        The Parties acknowledge that any Products, Licensed Materials and services and all other Software and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such Products, Licensed Materials, services, and technical information must be authorized under those laws and regulations. The Parties agree that they will not use, distribute, transfer, or transmit the Products, Licensed Materials, services, or technical information (even if incorporated into other products) except in compliance with U.S. export laws and regulations. The Parties each agree to sign written assurances and other export- related documents as may be required by the other to comply with U.S. laws and export regulations.


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7. ELECTRONIC DATA INTERCHANGE

        Supplier agrees, if requested by Buyer, to use commercially reasonable efforts to implement "Electronic Data Interchange" or "EDI" as an electronic means of trading business documents with Buyer. The electronic business documents may include Orders, acknowledgments, Order changes, ship notices, invoices, remittance advice, electronic funds transfer (EFT) or such purchasing communications as may be reasonably requested by Buyer for transactions under this Agreement.

8. ORDERS

        Orders submitted by Buyer for the Products or Licensed Materials shall be deemed subject to this Agreement unless the Parties otherwise expressly agree in writing. All Orders shall be subject to acceptance by Supplier. Unless prior written notice of rejection is received by Buyer from Supplier, Orders issued under this Agreement shall be deemed to have been accepted by Supplier upon the occurrence of the earliest of: (1) expiration of five (5) business days from the date of issuance of the Order; (2) Supplier's written acceptance of the Order;
(3) shipment of the Products or Licensed Materials; or (4) submission of Supplier's first invoice. Orders shall indicate the Products and Licensed Materials to be furnished, applicable pricing, product code and Buyer's warehouse address, requested delivery dates, and any other information reasonably requested by Supplier. Orders may be submitted in writing or by such electronic means as mutually agreed.

        Changes by Buyer to an Order that has been previously accepted by Supplier (a "Change Order") are subject to acceptance by Supplier. Change Orders shall be treated as a separate order. In the event Buyer submits a Change Order and such change affects Supplier's ability to meet its obligations under the original Order, any price (or discount, if applicable), shipment date or services completion date quoted by Supplier with respect to such original Order is subject to change. Supplier will provide to Buyer written quotations and expected completion dates for any requested Change Orders. If the Parties agree on such revised terms, the Change Order shall be deemed accepted.

9. BLANKET PURCHASE ORDERS

        Buyer may submit Blanket Purchase Orders under this Agreement. Blanket Purchase Orders cover a specific period of time as identified on the order. The quantity of Products or Licensed Material specified in such Blanket Purchase Orders is Buyer's forecasted usage for the specified period. The forecast is not a commitment. Buyer's only commitment is for the number of units ordered by Buyer by specific written requests for product to be released (the "Release"), except as otherwise stated in this Agreement. A Release shall be treated as an Order in accordance with this Agreement. Each Release shall specify the number of units to be shipped by Supplier and the shipment schedule (the "Release Schedule").

10. FLEXIBLE DELIVERY ARRANGEMENTS


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        During the term of this Agreement, and for OEM Sales only, if Buyer requests and Supplier agrees, such agreement not to be unreasonably withheld, Supplier will implement certain forms of "Flexible Delivery Arrangements", including, but not limited to, consignment, demand pull, and pull replenishment, for designated Product or Licensed Material.

11. SHIPPING

        Supplier shall: (1) ship the Product or Licensed Material covered by this Agreement or Order and shall ship the Order complete if Buyer specifically states in its Order that the Order shall be shipped complete; (2) ship to the destination designated in the Agreement or Order; (3) ship according to routing instructions given by Buyer; (4) place the Agreement and Order number on all subordinate documents; (5) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (6) mark the Agreement and Order number on all packages and shipping papers; provided, however, that Supplier shall not be required to "drop ship" to locations other than those of Buyer or Buyer's Affiliates or its contract manufacturers pursuant to Section 13, PRICES except if Buyer agrees to pay the incremental costs, if any, associated with any such shipment. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Buyer without a writing.

12. FORECASTS

        Buyer will make a commercially reasonable effort to provide Supplier with a rolling twelve (12) month non-binding forecast of Product requirements, including configurations. Buyer will provide the initial forecast within sixty
(60) days of the Effective Date of this Agreement, and thereafter will make a commercially reasonable effort to update the forecast at least monthly.

13. PRICES

        Supplier will invoice Buyer for Products and Licensed Materials in accordance with the Price Schedule. At Buyer's written request, Supplier agrees to sell Products and Licensed Materials to Buyer's designated contract manufacturer or systems integrator as per the Price Schedule shown in this Agreement when such sales are for use or benefit of Buyer.

14. BENCHMARKING

        After the first six (6) months of this Agreement, and on a semi-annual basis, Supplier and Buyer shall undertake to benchmark prices, quality and service performance of the Products and Licensed Materials purchased by Buyer. The purpose of this benchmarking is to keep contract and industry prices, service and quality levels appropriately aligned. The Products and Licensed Materials benchmarked shall be the codes that comprise eighty percent (80%) of the monetary volume purchased by Buyer. Supplier and Buyer shall review such benchmark information and Supplier shall develop a plan of action for improving Product and Licensed Materials price, quality and service performance as a result of the benchmarking exercise.

15. PRICE REVISION

        Supplier and Buyer agree that the prices set forth on the Price Schedule shall be the prices for the first eighteen (18) months of this Agreement, after which Supplier and Buyer will review prices on a quarterly basis. Such revision shall be determined by mutual agreement of the Parties. In the event Supplier increases the then applicable price of a Product or Licensed Material after the eighteen-month period, Supplier shall provide written notice to Buyer at least ninety (90) days prior to the proposed effective date thereof. With respect to any price changes initiated after , if the Parties fail to agree upon revised prices by the proposed effective date of such price change, Buyer shall have the right to submit a "last buy" order for the relevant Products or Licensed Materials and to have such Products or Licensed Materials deleted from Schedule 3, as applicable, if it so chooses within ninety (90) days after receipt of the notice; provided that Buyer may defer delivery, in whole or in part, for up to twelve (12) months after receipt of such notice.

        Notwithstanding anything to the contrary herein, Supplier may reduce prices under this Agreement unilaterally at any time at its discretion and without being subject to the procedures set forth in this Section.

16. DUTIES AND TAXES

        Buyer shall bear all taxes, duties and other similar charges (and any related interest and penalties), however designated, imposed upon or based upon the provision, sale, license or use of Products, Licensed Materials or services, excluding taxes on Supplier's net income, unless Buyer provides Supplier with a valid tax exemption certificate.

17. PAYMENT TERMS

        Buyer shall pay any undisputed invoiced amount within thirty (30) days from the date of the invoice. If Buyer fails to pay any undisputed invoiced amount when due, any unpaid amount will be subject to a late payment charge at the rate of one and one-half percent (1-1/2%) per month (but not to exceed the then-maximum lawful rate).

        Invoices for Products and Licensed Materials will be sent upon shipment or as soon thereafter as practicable. Partial shipments shall be separately invoiced and shall be paid by Buyer net thirty (30) days from the date of the undisputed invoice and not from when the remaining shipments occur. If Buyer delays shipment, then Supplier may invoice when Supplier is prepared to ship the Products and Licensed Materials.

        Orders placed under this Agreement are subject to a maximum outstanding credit limit as reasonably determined by Supplier. Supplier may refuse to accept orders which may cause Buyer to exceed such credit limit. Each shipment of Products and Licensed Materials shall constitute an independent transaction, and Buyer shall pay for same without deduction or set-off.

        Payment shall be made only for the Products and Licensed Materials in the quantities specified in the Order. Buyer may deduct from the amount indicated on the invoice all items delivered which were not specified. The Buyer shall notify Supplier in writing and following acknowledgment by Supplier, these Products shall be returned by the Buyer to Supplier at Supplier's expense. The expenses borne by the Supplier for such returns shall include without limitation, customs duties, taxes, levies, insurance and freight.

18. DELIVERY, TITLE AND RISK OF LOSS

        Except for those transactions subject to any agreed upon Flexible Delivery Arrangements, title to Products only and risk of loss to Products and Licensed Materials shall pass to Buyer upon delivery to Buyer's carrier in accordance with the terms of this Agreement. Title to all Licensed Materials (whether or not part of Firmware) furnished by Supplier shall remain with Supplier. Buyer shall notify Supplier promptly of any claim with respect to loss which occurs while Supplier has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this Section, "delivery" shall mean the point at which Supplier or Supplier's supplier or agent turns over possession of the Product or Licensed Materials to Buyer, Buyer's employee, Buyer's designated carrier, Buyer's warehouse, or other Buyer's agent and not necessarily the final destination shown on the Order.

19. PRODUCT MAKEUP AND CHANGES; DISCONTINUATION

        Parts incorporated in Products sold hereunder in this Agreement shall be new.

        Supplier shall have the right, in the Supplier's sole discretion, to change the design or to discontinue the manufacture or availability to Buyer of a Product or Licensed Material subject to the following terms:

        (a) In the event that any such design change affects the form, fit, or function of the Product or Licensed Material, then the Supplier shall notify Buyer of such change when the Supplier becomes aware of such change and no later than 180 days before the change becomes effective. If however Supplier and Buyer are unable to reach mutual acceptance of the change within 180 days from notification to the Buyer, then at the expiration of the 180 days, Supplier may implement such change at the Supplier's sole discretion and the Buyer may as its exclusive remedies have the following options:

            (1) cancel any outstanding purchase orders for undelivered Products or

Licensed Materials without incurring any cancellation charges for the Product or Licensed Material affected by the design change provided that the design change is the reason for the cancellation, and, have the option of a last buy quantity (not to exceed the total amount purchased within the prior twelve (12) month period) of Product or Licensed Materials without the change. In the event of a last buy, Buyer shall place and schedule for delivery any such order within 120 days of the expiration of the 180 day period, or;

            (2) continue to purchase changed Product and Licensed Material at terms defined in this Agreement.

        (b) For discontinuance of manufacturing or availability of any Product or Licensed Material to the Buyer, Supplier will notify Buyer of such intent no later than 180 days before implementation. Supplier shall accept Buyer's Orders for such Products and Licensed Materials during the period following Supplier's notice and prior to the effective date of notice. Buyer may as its exclusive remedies have the following options:

            (1) cancel any outstanding Orders for undelivered Products or Licensed Materials that have been discontinued without incurring any cancellation charges for the Product or Licensed Material; or

            (2) have the option to submit during the period following Supplier's notice and prior to the effective date of notice a last buy (not to exceed the total amount purchased within the prior twelve (12) month period) of Product or Licensed Materials without the change. In the event of a last buy, Buyer shall place and schedule for delivery any such order within 120 days of the expiration of the 90 day period.

20. LICENSE TO LICENSED MATERIALS

        Supplier grants Buyer a personal, non-exclusive license to use Licensed Materials only in connection with the Product for which such Licensed Materials are furnished. All Licensed Materials (whether or not part of Firmware) furnished by Supplier, shall remain the property of Supplier.

        If the particular Product for which such Licensed Materials are furnished becomes temporarily inoperative, Buyer shall have the right to use the Licensed Materials on a backup Product until operable status is restored.

        Unless otherwise set forth in a separate written agreement or as provided herein, as may be required in connection with a specific Product, no Source Code version of Software shall be licensed or provided to Buyer under this Agreement.

        Notwithstanding the provisions of this Section, Buyer may sublicense its right to use Licensed Materials to an End User customer, but only in connection with the sale or lease to such customer of the Products for which such Licensed Materials were furnished. Such sublicense shall be in writing, shall be executed by Buyer's customer, and shall incorporate the terms and conditions set forth in this Section except that (i) such sublicense shall not permit the customer to sublicense the Licensed Materials or assign such sublicense and (ii) warranties by Supplier under this Agreement shall not extend to the customer. To the extent the use of a "tear-open" license is permitted by applicable law, then such license is acceptable for the purpose of this Agreement. Such sublicense shall substantially conform to the provisions of the License attached hereto as
Schedule 20A. If such sublicense is issued in the name of the Buyer, Supplier shall have a right as a third party beneficiary to enforce any of the provisions thereof. Any third party transferee must agree to require any successive transferee to correspondingly assume these same obligations. Upon request by Supplier, Buyer agrees to provide Supplier's independent auditor with copies of all such sublicenses. The terms of such sublicenses shall survive any termination of rights under this Agreement.

        Failure by Buyer to comply with the material terms and conditions of such License shall be a material breach of this Agreement. Supplier may cause Buyer to cancel any sublicense to a customer of Buyer who fails to comply therewith. If a license or sublicense is canceled, or if Licensed Materials are no longer needed, all copies of Licensed Materials shall be returned to Supplier, or Supplier shall be assured that all copies of such Licensed Materials have been destroyed and Software has been erased from all media. This paragraph shall not affect (1) the proper sublicense of Licensed Materials made before Buyer's license is canceled, or (2) Buyer's license hereunder if a customer of Buyer fails to comply with a sublicense, provided, in either event, that such sublicenses fully comply and comport with this article.

        Subject to the terms stated below, the Licensed Materials shall include and Supplier hereby grants to Buyer a personal, non-exclusive, non-transferable, non-sublicensable license to the Firmware Source Code and drivers and utility programs Source Code, including associated documentation, listed on Schedule 20B, as may be updated from time to time. Such license shall be subject to the following additional terms:

        (a) Buyer shall have the right to reproduce, compile, and make modifications to or derivatives of ("Derivative Works") the Firmware Source Code solely for the purpose of creating Object Code to be used as firmware on the Products that are incorporated into Buyer's products.

        (b) Buyer shall have the right to reproduce, compile, and make modifications to or derivatives of the driver and other utility program Source Code solely for the purpose of creating Object Code to be distributed and used with Buyer's products that incorporate the Products.

        (c) Supplier agrees that, as between Buyer and Supplier, Buyer shall have and retain ownership of and title to all Derivative Works made by Buyer, except that (i) any Derivative Works conceived or implemented by Buyer and Supplier in a collaborative engineering effort shall be owned jointly by both Parties with no right of accounting ("Jointly Owned Derivative Works"); and (ii) any correction ("Fix") to a Product Flaw, discovered, conceived or implemented by either Party, will be owned wholly and solely by Supplier and shall be furnished to Supplier by Buyer. "Product Flaw" shall mean any deviation in Product performance from the intended function. Buyer hereby grants to Supplier a non-exclusive, transferable, sublicensable, royalty-free, worldwide, perpetual license to use, execute, perform, copy, reproduce, modify and make derivative works of and distribute the Jointly Owned Derivative Works.

        (d) Buyer shall be solely responsible for the performance and its use of such Derivative Works.

        (e) In the event that Supplier releases an upgrade or revision to the Source Code, Buyer shall be solely responsible for incorporating such upgrade or revision into the Derivative Works. Supplier is not obligated to make such releases or upgrades or revisions; provided, however, that Supplier agrees to provide to Buyer in accordance with the terms of this Agreement any upgrades or revisions that are released.

       (f) Buyer may sublicense the Source Code, including Derivative Works and Jointly Owned Derivative Works, of drivers and utility programs, but not the Firmware, to a Buyer OEM partner who is not a competitor of Supplier (as identified in Buyer's then current Forms 10-K or 10-Q from time to time), to use to incorporate the Products into their products, provided such third-party OEM partner agrees to substantially the same terms and conditions including restrictions on disclosure and use of the Source Code and Licensed Materials at least as restrictive as are contained in this Agreement, and further agrees to return to Buyer (and not distribute) all copies of such Source Code, Derivative Works and Jointly Owned Derivative Works. In the case of an OEM partner that has been identified as a competitor of Supplier, Supplier and Buyer will negotiate in good faith an agreement whereby Buyer can sublicense the Source Code, Derivative Works and Jointly Owned Derivative Works to such OEM partner for a restricted field of use. Supplier shall have the sole discretion to deny such permission.

        (h) All rights not expressly granted herein are reserved to Supplier.

21.     RESCHEDULING OR TERMINATION OF ORDERS

        (a)    Orders may only be rescheduled as follows:

        DAYS                  CANCEL         RESCHEDULE
        ----                  ------         ----------
        Within 15 days        No rescheduling and no termination of Orders.
        16 to 30 days          50%           50% (one-time*)
        31 days to lead-time   100%          100% (one time*)

One time reschedule by up to 90 days beyond factory promised date is permitted with no further reschedule. Reschedule percentage is based on a percentage of monthly original demand.

        (b) No termination of any Order is permitted following a rescheduling previously negotiated at Buyer's request. If Buyer terminates any Order, either in whole or in part, Buyer shall compensate Supplier for loss or damage resulting from such termination by paying Supplier as follows:

        DAYS                        PERCENT OF LIABILITY
        ----                        --------------------
        0 to 15 days                100
       Greater than 15 days         0 (only for amounts set forth above)

        (c) As used in this Section, "Days" means the number of days between the date of reschedule request or termination notice and current factory promise date and "Liability" means the percentage of aggregate purchase price of the terminated portion of the Order.

22. DELIVERY INTERVAL

        The delivery interval applicable to each Order will be agreed upon by Supplier and Buyer and set forth in the Order.

        If Supplier exceeds the agreed to delivery by more than a five (5) day interval then Buyer's exclusive remedy shall be to either: (a) cancel such Order, or (b) extend such delivery interval to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. Supplier shall be responsible for payment of any express delivery charges required to deliver the product as quickly as practicable.

        Supplier shall immediately notify Buyer as soon as it becomes apparent, if Supplier is unable to meet the delivery interval for an Order. However, nothing contained in this paragraph shall waive Buyer's rights as set forth above in this Section.

23. WARRANTIES AND WARRANTY EXCLUSIONS

        a. WARRANTIES TO END USERS:

        The Products or Licensed Materials are provided to End Users and Buyer's Reseller Customers "as is." Supplier makes no warranty to End Users and Buyer's Reseller Customers of any kind.

        b. HARDWARE WARRANTY TO BUYER:

           (i) Supplier warrants only to Buyer that it will repair or replace Products which, at the time of shipment and under proper and normal use (as unmodified), contain defects in material or workmanship or fail to conform to Supplier's applicable Product descriptions or specifications if any such failure appears in any Product within eighteen (18) months of the date title to Product is transferred to Buyer. Supplier will, at its option, either repair or replace the defective Product without charge at Supplier's manufacturing or repair facility or at Buyer's facility, or if such repair or replacement is not commercially and reasonably feasible, will refund the purchase price of the defective Products, provided:
(1) that Buyer notifies Supplier of the purported failure to conform to this warranty within the warranty period, and (2) that Supplier's examination of the Product discloses that the purported failure to conform to this warranty is present. Buyer shall follow Supplier's instructions regarding return of Products to the place designated by Supplier, and no Products will be accepted for repair, replacement or refund absent Buyer's following such instructions. Supplier shall be responsible for any custom duties, local taxes and expenses related to the importation of repair or replacement Products and any requested premium transportation. Replaced parts and Products shall become Supplier's property. Supplier shall not be responsible under this warranty for deinstallation or reinstallation or for related expenses arising out of the alteration of Buyer's or a third party's premises or building, or removal, replacement or relocation of other items not purchased hereunder. If Supplier determines that the Products do not fail to conform to this warranty, Buyer shall pay Supplier all costs of handling, inspection, repairs and transportation at Supplier's then prevailing reasonable rates.

           (ii) Supplier shall be solely responsible for repair or replacement of Product which is installed by Buyer in finished product being purchased by Supplier from Buyer, unless the Buyer performs improper installation of Product into finished product or the Product has been damaged or modified by Buyer, in which case Buyer shall be responsible for repair or replacement.

           (iii) Repair and replacement parts and Products provided under the above warranty are warranted as set forth above, but only for sixty (60) days from the date of repair or replacement, or, for the remainder of the warranty period, whichever is greater, and such parts and Products may be new, remanufactured or refurbished, at the discretion of Supplier, provided such Products perform as new.

           (iv) All rights exercised under this warranty shall be exercised only by Buyer or Buyer's designated contract manufacturer.

           (v) Supplier shall repair or replace defective units within a commercially reasonable time (not to exceed 30 days) after receipt of such units.

        The foregoing warranty does not extend to the use of Supplier's Products beyond the specifications; to expendable items; to experimental or developmental products; to other products, procured from other sources, which were integrated or assembled by Buyer with Supplier's Products; or to Products which have been subject to misuse, neglect, accident or abuse; have been improperly wired, repaired or altered by anyone other than Supplier; have been improperly installed, stored or maintained by anyone other than Supplier; have been used in material violation of Supplier's instructions; or have had their serial numbers or month and year of manufacture or shipment removed, defaced or altered.
Supplier makes no warranty, express or implied, to any customer of Buyer regarding Buyer's total system, and Buyer shall make no representation to the contrary to a customer.

        c. LICENSED MATERIAL WARRANTY TO BUYER

           (i) Supplier warrants to Buyer that, upon shipment, Licensed Materials licensed under this article will be free from defects which result in a material failure of the applicable Product to operate in accordance with specifications for such Licensed Materials.

           (ii) If under normal and proper licensed use, the Licensed Materials prove to have such a defect (1) within ninety (90) days from the date of Buyer's acceptance thereof, Supplier, at its option, will either correct or replace the same without charge at its facility or, if such repair or replacement is not commercially and reasonably feasible, provide a refund or credit. No Licensed Material will be accepted for correction or replacement except upon the written authorization and in accordance with instructions of Supplier. Any transportation expenses associated with returning such Licensed Materials to Supplier shall be borne by Supplier. At Supplier's option, correction may be incorporated into a new release of the Licensed Materials which will be made available to Buyer.

           (iii) In the event that Supplier determines after investigation that more than 10% of the Licensed Materials alleged by Buyer to have been defective were not defective, Buyer shall pay all costs of handling, inspection, testing and transportation, including travel and subsistence costs incurred by Supplier's personnel arising in connection with such non-defective Licensed Materials.

           (iv) All rights exercised under this warranty shall be exercised only by Buyer, whether or not beneficial use of the media containing Licensed Materials belongs to Buyer or Buyer's customers.

           (v) Supplier makes no warranty as to the following: defects other than those which result in a material failure of the applicable Product to execute instructions; defects related to Buyer's or a third party's misuse, neglect, accident or abuse; defects related to Buyer's or a third party's alteration of Software; the correction of defects appearing in Software used in violation of the license granted hereby; that Licensed Materials will meet specifications or requirements of Buyer or its customers; or that the operation of the Product using the Licensed Materials will be uninterrupted or error-free.

           (vi) The foregoing warranty is exclusive and is in lieu of all other express and implied warranties in connection with the Licensed Materials covered by this paragraph, including but not limited to, warranties of merchantability and fitness for a particular purpose. Buyer's sole and exclusive remedy for breach of this warranty, whether in contract, tort, strict liability or otherwise, shall be Supplier's obligation to correct, replace, credit or refund, as set forth above.

        THE FOREGOING WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. BUYER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THIS WARRANTY, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, SHALL BE SUPPLIER'S OBLIGATION TO REPAIR, REPLACE OR REFUND AS SET FORTH ABOVE.

24. REPAIRS NOT COVERED UNDER WARRANTY

        In addition to repairs provided for in the Section entitled WARRANTIES AND WARRANTY EXCLUSIONS, Supplier agrees to provide repair service to Buyer on all Products and Licensed Materials ordered under this Agreement during the term of this Agreement for five (5) years following the last shipment of such Product or Licensed Material to Buyer. Buyer and Supplier agree to negotiate in good faith repair intervals and repair charges should the need arise.

        Products and Licensed Materials to be repaired under this Section must be returned to a location designated by Supplier. Unless otherwise mutually agreed upon, Supplier shall ship the repaired Products and Licensed Materials which meets the specifications set forth in this Agreement to the appropriate Buyer or customer location as shown on the repair order. If at any time Supplier is unable to meet the agreed to repair interval, Supplier shall immediately notify Buyer or customer and establish a mutually agreed upon shipment date for the repaired Products and Licensed Materials.

        If Products or Licensed Materials are returned to Supplier for repair as provided for in this Section, and are determined to be beyond repair, Supplier shall so notify Buyer or the customer. When Buyer is involved and if requested by Buyer, Supplier will sell to Buyer a replacement at the then agreed upon price in this Agreement, or, if this Agreement has expired or there is no agreed upon price in the Agreement, at Supplier's then current list price for the Products and Licensed Materials.

        Replacement and repaired Products and Licensed Materials shall be warranted as set forth in Section 23.

        It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to repair any or all of the Products and Licensed Materials purchased under this Agreement for which Buyer may require repair, and Buyer may perform the repairs or contract with Supplier's Authorized Providers for these services. In addition, Supplier authorizes Buyer and any Supplier Authorized Provider with whom Buyer may contract to perform repairs on all Products and Licensed Materials purchased under this Agreement.

        All transportation costs and in-transit risk of loss and damage to Products and

Licensed Materials returned to Supplier for repair under this Section will be borne by Buyer and all transportation costs and risk of in-transit loss and damage associated with the return of such repaired material will be borne by Buyer.

        Invoices to Buyer for repair services hereunder will be paid in accordance with Section 17, PAYMENT TERMS.

25. INDEMNITY

        Supplier will indemnify and save harmless Buyer from any loss or damages (including reasonable attorneys' fees) awarded against Buyer by final judgment (or by settlement approved by Supplier) because of claims, suits, or demands of third Parties for personal injury or tangible property damage (as limited below) to the extent such loss or damage is caused by or results solely from the negligent or willful acts of Supplier or its employees or agents provided 1) Buyer promptly notifies Supplier in writing of any suits, claims or demands against Buyer for which Supplier is responsible under this indemnity, 2) Buyer gives Supplier full opportunity and authority to assume the sole defense of and settle such suits and 3) Buyer furnishes to Supplier upon request all information and assistance available to Buyer for defense against any such suit, claim or demand. Supplier's liability under this indemnity, however, shall in no event exceed $1,000,000 for any one occurrence (except for indemnity pursuant to the article entitled "INTELLECTUAL PROPERTY INDEMNITY"). This indemnity is in lieu of all other obligations of Supplier, express or implied, in law or inequity, to indemnify Buyer (except pursuant to the article entitled "INTELLECTUAL PROPERTY INDEMNITY").

26. INTELLECTUAL PROPERTY INDEMNITY

        (a) In the event of any claim, action, proceeding or suit by a third party against Buyer alleging an infringement of any patent, copyright, or trademark, or a violation of any trade secret or proprietary rights by reason of the use, in accordance with Supplier's technical specifications, of any Product or Licensed Materials furnished by Supplier to Buyer under this Agreement, Supplier, at its expense, will defend Buyer, subject to the conditions and exceptions stated below. Supplier will reimburse Buyer for any cost, expense or attorneys' fees, incurred at Supplier's written request or authorization, and will indemnify Buyer against any liability assessed against Buyer by final judgment or settlement approved by Supplier on account of such infringement or violation arising out of such use.

        (b) If Buyer's use shall be enjoined or in Supplier's reasonable opinion is likely to be enjoined, Supplier will, at its expense and at its option, either (1) promptly replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement;
(2) promptly modify it so that it will be free of the infringement; or (3) procure for Buyer a license or other right to use it. If none of the foregoing options are practical despite Supplier's commercially reasonable efforts, Supplier will remove the enjoined Product or Licensed Materials and refund to Buyer any amounts paid to Supplier therefor less a reasonable charge for any actual period of use by Buyer.

        (c) Buyer shall give Supplier prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Supplier shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Buyer shall, upon Supplier's request and at Supplier's expense, furnish all information and assistance reasonably available to Buyer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

        (d) No undertaking of Supplier under this Section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Supplier is directed by Buyer to follow; or (2) arises from adherence to instructions to apply Buyer's trademark, trade name or other identification; or (3) resides in a Product or Licensed Materials which are not of Supplier's origin and which are furnished by Buyer to Supplier for use under this Agreement; or (4) relates to uses of Product or Licensed Materials provided by Supplier in combinations with other Product or Licensed Materials, furnished either by Supplier or others where such infringement or violation would not otherwise have occurred. In the foregoing cases numbered (1) through (4), Buyer will defend and save Supplier harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Supplier's rights and obligations under this Section.

        (e) The liability of Supplier and Buyer with respect to any and all claims, actions, proceedings or suits by third Parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this Section.

27. TRADEMARKS AND OTHER INDICIA

        Products and Licensed Materials delivered hereunder will be marketed by Buyer under trade names and trade dress of Buyer or Buyer's distributors unless Buyer and Supplier execute a separate trademark license agreement. Products and Licensed Materials delivered hereunder may also bear certain trade names, trademarks, trade devices, logos, codes or other symbols of Supplier (hereinafter "Marks"). Supplier hereby grants Buyer permission to market Products bearing such Marks in accordance with the terms of this Agreement. If Supplier grants Buyer permission to use its Marks in Buyer's marketing and advertising of, and in Buyer's publicity relating to, Products and Licensed Materials, such use shall conform to Supplier's written standards and guidelines relating thereto, which may be revised by Supplier from time to time. Such use shall inure to the benefit of Supplier and shall not invest in Buyer any rights in or to the Marks. All uses of Marks by Buyer shall be subject to pre-publication or pre-use review and approval by Supplier. If, in Supplier's judgment, any use of Marks by Buyer is deemed detrimental to the Marks or Supplier's reputation, or is deemed otherwise undesirable, Supplier may withdraw such permission without liability as a result thereof upon written notice to Buyer.

        Buyer shall not conduct business under any of the Marks or derivatives or variations thereof, and Buyer shall not directly or indirectly hold itself out as having any relation to Supplier or its Affiliates other than as set forth herein. Marks may not be used to identify the Buyer.

        Advertising by Buyer which shows and identifies product brands, software (including related documentation), services or other items not covered by this Agreement may not use Marks without Supplier's prior written consent. Buyer will not alter or remove any Marks applied to Products or Licensed Materials without the written approval of Supplier.

        All references to Buyer in this Section shall also be intended to include Reseller Customers. In its agreements with its Reseller Customers, Buyer shall use commercially reasonable efforts to require said customers to comply with the provisions of this article.

        Supplier shall remove or obliterate any Identification prior to any use or disposition of any Product or Licensed Material rejected or not purchased by Buyer. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation or drawing of Buyer or its Affiliates.

28. CONFIDENTIALITY

        (a) Subject to subsection (d) of this Section, each of Agere and Buyer agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to such Party's confidential and proprietary information, all Information concerning each other that is either in its possession or furnished by one Party to the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such Information other than for the purposes of performing its obligations under this Agreement, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such Party or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,
(ii) later lawfully acquired from other sources by such Party which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other Party. Information shall be subject to this Agreement, if it is in tangible form, only if clearly marked as proprietary or confidential when disclosed to the receiving Party or, if not in tangible form, its proprietary nature must first be announced, and it must be reduced to writing and furnished to the receiving Party within thirty (30) days of the initial disclosure.

        (b) Each Party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information for purposes of performing such Party's obligations under this Agreement (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with paragraph (d) of this Section or with the prior written consent of the other Party.

        (c) Without limiting the foregoing, when any Information that is required to be kept confidential is no longer needed for the purposes contemplated by this Agreement, each Party will promptly after request of the other Party either return to the other Party all of such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

        (d) In the event that any Party either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

29. TERMINATION; EXPIRATION OF AGREEMENT

        Either Party may terminate this Agreement effective immediately by written notice if or when it is discovered that the other Party has (a) intentionally or in a willful, wanton or reckless manner, made any material, false representation, report or claim relative hereto or (b) engaged in fraud or criminal conduct relative hereto. In the event that a Party has (x) marketed the Products or Licensed Materials to customers for purposes of export or resale contrary to this agreement or (y) violated another Person's copyright, the non-breaching Party shall have the right to terminate this Agreement if the breaching Party fails to cure such breach within sixty (60) days after receipt of written notice of such breach. In the event that a Party (1) becomes insolvent, (2) invokes as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it, (3) becomes involved in any liquidation or termination of business, (4) is adjudicated bankrupt or (5) is involved in any assignment for the benefit of its creditors, the other Party shall have the right to suspend business under this Agreement and, if such condition is not cured within ninety (90) days, to terminate this Agreement.

        Either Party may terminate this Agreement on notice if the other Party has defaulted in the performance of its obligations under this Agreement or a subordinate agreement. Such termination shall be effective sixty (60) days after notice by the terminating Party, unless such default or breach has been cured.


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

30. EXCLUSIVE REMEDIES; LIMITATION OF LIABILITY

        (a) For purposes of the exclusive remedies and limitations of liability set forth in this Section, each Party shall be deemed to include its respective subsidiaries and Affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of each of them; and "damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred.

        (b) Supplier's entire liability to Buyer and Buyer's exclusive remedy against Supplier for any damages caused by any Product, Licensed Material or service defect or failure, or arising from the performance or non-performance of any work, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise shall be as follows:

            (i) for infringement, the remedies set forth in Section 26, INTELLECTUAL PROPERTY INDEMNITY;

            (ii) for the non-performance of Product. Licensed Material or service or work performed during the warranty period, the remedies stated in
Section 23, WARRANTIES AND WARRANTY EXCLUSIONS;

            (iii) for tangible property damage or bodily injury or death to any person proximately caused by Supplier's negligence, the amount of proven direct damages; and

            (iv) for any claims not set forth above, Supplier's liability shall be limited to direct damages that are proven, in an amount not to exceed the greater of $1,000,000 or the value of the specific Product, License Material and/or service giving rise to the claim.

        (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT ANY SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

31. DISPUTE RESOLUTION.

        The provisions set forth in this Section shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement, or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto.

        It is the intent of the Parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their reasonable best efforts to meet within thirty (30) days of the Escalation Notice.

        In the event the Parties are unable to resolve a dispute, the Parties shall submit such dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section with respect to all matters not subject to such dispute, controversy or claim.

32. INSURANCE AND INDEMNIFICATION BY SUPPLIER

        Supplier shall maintain and cause its agents to maintain during the term of this Agreement:

        (a) Workers' Compensation insurance as prescribed by the law of the states or other jurisdiction in which Supplier's obligations under this Agreement are performed,

        (b) employer's liability insurance with limits of at least $100,000 each occurrence, and

        (c) comprehensive general liability (CGL) insurance and comprehensive automobile liability insurance if the use of motor vehicles is required, each with limits of at least $250,000 for bodily injury, including death, to any one person and $1,000,000 for any one occurrence, and $100,000 for each occurrence of property (as limited below) damage. Supplier agrees that Supplier, Supplier's insurer and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of insured against under the foregoing insurance. Upon request of Buyer, Supplier and Supplier's agents shall include a clause in the applicable insurance policy stating that Buyer is to be notified in writing at least ten (10) days prior to cancellation of or any material change in this policy, and Supplier shall provide Buyer with suitable evidence of having done so.

        Buyer agrees to notify Supplier within a reasonable time of any written claims or demands against Buyer for which Supplier is responsible under this Section.

        Supplier may self-insure.

33. RESELLER CUSTOMERS

        (a) Unless otherwise expressly authorized by Supplier in writing, Buyer shall not actively sell or distribute Products or provide Licensed Materials to a customer that Buyer has reason to believe will further distribute or resell the Products or Licensed Materials, unless such customer is a Reseller Customer or an End User in the business of building wireless networks. In their agreements with Buyer, Buyer shall have Reseller Customers agree to distribute and resell the Products and Licensed Materials only in connection with finished products and only to End User customers.

        (b) Buyer shall instruct its Reseller Customers that they may not use Supplier Marks to identify and promote the Products and Licensed Materials. No Reseller Customer shall be authorized to conduct business under Supplier's name, Mark, or variant thereof.

        (c) No agency or franchise relationship is created hereby or by any transaction contemplated in this Agreement, and no exclusive rights of any kind are granted by this Agreement or any approval hereunder. Buyer shall defend, indemnify and hold Supplier harmless from and against any claims, damages, costs and liabilities incurred by Supplier associated with any assertion by any person that Supplier is responsible for the acts, failures to act, misrepresentations, or defaults of performance of Buyer or any Reseller Customer of Buyer. Buyer shall require its Reseller Customer to do the same.

34. CUSTOMS DUTY DRAWBACK

        Buyer reserves the right to claim duty drawback on all purchases from Supplier and Supplier shall cooperate by providing the necessary certificates of manufacture and delivery or, in instances where the imported merchandise received further processing, shall furnish certificates of manufacture and delivery on all articles and merchandise which may be subject to drawback.

35. FOB

        Subject to any agreed upon Flexible Delivery Arrangements, FLEXIBLE DELIVERY ARRANGEMENTS, FOB shall be Supplier's factory of manufacture, freight charges to be paid at the same time as the invoice for Products is paid, unless otherwise mutually agreed upon in writing by the Parties.

36. ADDITIONAL PROVISIONS

        The 1980 United Nations Convention on contracts for the international sale of goods shall not apply to this Agreement or to any Order issued under this Agreement.

37. COMPLIANCE WITH LAWS

        Each Party shall comply with all applicable laws and regulations of the country/ies in which it operates, and all laws and regulations of the United States, including (among others) those particularly pertaining to the proper use and designation of trademarks; the U.S. Foreign Corrupt Practices Act; the U.S. Export Administration Regulations; anti-boycott laws; and laws pertaining to data protection. Neither Party shall do anything which would cause the other Party, or any of its Affiliates, to be in violation of any laws or regulations, including (among others) the U.S. Foreign Corrupt Practices Act. If at any time after the Effective Date, this Agreement or the performance of its obligations by either Party is no longer in compliance with any national, federal, state or local law or regulation, the Agreement shall either be appropriately amended by the Parties so as to come into compliance, or may be terminated by either Party. Each Party shall exercise reasonable efforts to keep the other Party informed of any applicable laws or regulations of its territory, and any political subdivisions or agencies; as well as any amendments to such laws or regulations, whether proposed or adopted, which may affect the rights and obligations of the Parties, or the promotion, sales, service or maintenance of the Products.

38. MISCELLANEOUS

        38.1. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER

        (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

        (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein.

        (c) Each Party represents as follows:

            (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

            (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

        38.2. GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED SOLELY WITHIN THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

        38.3. ASSIGNABILITY; SUCCESSORS, SUBCONTRACTING

        (a) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and the successor(s) of either party to the business and assets of such Party that relate to this Agreement; provided, however, that neither Party may assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the other Party, such consent not to be unreasonably withheld, except as provided in subsections (b) and (c) below.

        (b) By the provision of notice thereof in accordance with this Agreement, either Party may assign this Agreement and its rights and obligations hereunder, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a current subsidiary, business unit, division or other Affiliate of such Party, in each case that is the successor to the business and assets of any such Party that relates to this Agreement.

        (c) In the event of the attempted assignment by either Party of this Agreement and its rights and obligations hereunder pursuant to subsection (b), or in the event either Party hereto shall attempt to sell or transfer any portion of its business or any assets that relate to this Agreement, such assigning or transferring Party shall make all necessary effort to confirm that the successor to the acquiror of such business and/or assets of such Party shall perform and honor all of such Party's obligations hereunder so that such performance shall continue uninterrupted through the Term.

        (d) Buyer agrees to allow Supplier to subcontract manufacturing services to designated contract manufacturer(s). This consent to subcontract does not relieve Supplier of Supplier's responsibilities for performing this Agreement, and Supplier shall remain liable for compliance by the Supplier's contract manufacturer(s) with all provisions of this Agreement.

        38.4. THIRD PARTY BENEFICIARIES

              The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

        38.5. NOTICES

        All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

        If to Agere, to:     Agere Systems Inc.
                             Attn: Executive Vice President, Client Systems
                             1110 American Parkway NE
                             Allentown, PA 18109

        with a copy to:      Agere Systems Inc.
                             Attn: Vice President -- Law
                             1110 American Parkway NE
                             Allentown, PA 18109

       If to Buyer to:       Proxim Corporation
                             Attn: Chief Financial Officer
                             935 Stewart Street
                             Sunnyvale, CA 94085

       with a copy to:       Simpson Thacher & Bartlett
                             Attn:  Daniel Clivner
                             10 Universal City Plaza, Suite 1850
                             Universal City, CA 91608

        Any Party may, by notice to the other Party, change the address to which such notices are to be given.

        38.6. SEVERABILITY

        If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

        38.7. FORCE MAJEURE

        Except with respect to payment obligations hereunder, no Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

        38.8. PUBLICITY

        Each of Agere and Buyer shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the transactions contemplated hereby. In addition, neither Party shall issue or release for publication any articles, advertising, or publicity materials relating to Products, Licensed Materials or services under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other Buyer identification of the other Party or any of its Affiliates or any of its personnel without the prior written consent of the other Party.

        38.9. HEADINGS

        The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        38.10. WAIVERS OF DEFAULT

        Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

        38.11. AMENDMENTS

        No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

        38.12. INTERPRETATION

        Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms

"hereof, " "herein, " and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, and schedule references are to the articles, sections, exhibits, and schedules to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                           AGERE SYSTEMS INC.

                           By: /s/ Ronald D. Black
                               ------------------------------------
                           Name:  Ronald D. Black
                           Title: Executive Vice President

                           PROXIM CORPORATION

                           By: /s/ Keith E. Glover
                               ------------------------------------
                           Name:  Keith E. Glover
                           Title: Vice President & CFO